Exhibit 5.1

50 West Liberty Street, Suite 1000, Reno, Nevada 89501-1950 Telephone: 775.323.1980	3960 Howard Hughes Parkway, Suite 500, Las Vegas, Nevada 89169 Telephone: 702.387.6073

December 6, 2022

BioVie Inc.

680 West Nye Lane, Suite201

Carson City, Nevada 489703

Re:	BioVie Inc./Registration Statement on Form S-3 (File No. 333-252386)

Ladies and Gentlemen:

We have acted as special Nevada counsel to BioVie Inc., a Nevada corporation (the “Company”), in connection with the issuance and sale by the Company of up to $25,000,000 of its shares of Class A common stock, $0.0001 par value per share (the “Shares”), to be sold by the Company under a Controlled Equity OfferingSM Sales Agreement dated August 31, 2022 among the Company, Cantor Fitzgerald & Co. and B. Riley Securities, Inc. (“Sales Agreement”). The Shares are being registered under the above-referenced Registration Statement (the “Registration Statement”) as filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on February 12, 2021 (the “Base Prospectus”), and the prospectus supplement thereto dated August 31, 2022 (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”).

For purposes of these opinions, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(a) the Registration Statement;

(b) the Prospectus;

(c) the Sales Agreement; and

(d) resolutions of the Board of Directors and such other matters as relevant related to the (i) approval of the Sales Agreement and authorization of the Company to execute, deliver, and perform its obligations under the Sales Agreement, (ii) issuance and the registration of the Shares under the Securities Act, and (iii) such other matters as relevant.

We have also examined such other corporate charter documents, records, certificates, and instruments as we deem necessary or advisable to render the opinions set forth herein.

December 6, 2022

In our examination, we have assumed:

(a) the legal capacity and competency of all natural persons executing the documents;

(b) the genuineness of all signatures on the documents;

(c) the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies; and

(d) that the Sales Agreement is enforceable in accordance with its terms.

The opinions set forth below are also subject to the further qualification that the enforcement of any agreements or instruments referenced herein and to which the Company is a party may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

On the basis of the foregoing and in reliance thereon, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that the Shares have been duly authorized, and when issued against payment therefor as set forth in the Sales Agreement will be validly issued, fully paid, and non-assessable.

The opinions expressed herein are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any changes in applicable law that may come to our attention subsequent to the date the Registration Statement is declared effective.

While certain members of this firm are admitted to practice in certain jurisdictions other than Nevada, in rendering the foregoing opinions we have not examined the laws of any jurisdiction other than Nevada. Accordingly, the opinions we express herein are limited to matters involving the laws of the State of Nevada (other than the securities laws and regulations of the State of Nevada, as to which we express no opinion). We express no opinion regarding the effect of the laws of any other jurisdiction or state, including any securities laws related to the issuance and sale of the Shares.

December 6, 2022

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and we consent to the reference of our name under the caption “Legal Matters” in the Registration Statement and the Prospectus Supplement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Sherman & Howard L.L.C.

SHERMAN & HOWARD L.L.C.